Exhibit 10.2

EMPLOYMENT AGREEMENT

Amendment No. 1

THIS AMENDMENT NO. 1 (this "Amendment") to the Employment Agreement entered into as of December 15, 2021 (the "Effective Date") by and among City Bank, Texas (the "Company") and Cory T. Newsom (the "Executive"), and South Plains Financial, Inc. (the "Parent" and together with the Company and the Executive, the "Parties") (such agreement being the "Employment Agreement"), is made by the parties as follows.

WHEREAS, the Company, the Parent, and the Executive are currently parties to the Employment Agreement;

WHEREAS, the Parties desire to amend Sections 3(b), 3(c), 3(e) and Attachment 1 of the Employment Agreement in the manner reflected herein; and

WHEREAS, the Compensation Committee of the Board of Directors of the Parent recommended and the Board of Directors of the Parent approved this Amendment to the Employment Agreement in the manner reflected herein.

NOW, THEREFORE, the parties hereby agree to amend the Employment Agreement as follows:

1.          Annual Bonus.  Section 3(b) of the Employment Agreement is amended in its entirety and replaced to read as follows:

Annual Bonus.  For each calendar year during the Term, the Executive shall be eligible for a performance-based cash bonus, measured against the criteria set forth in Attachment 1 (or such other criteria as may be mutually agreed upon by the Executive and the Parent Board), with a target of fifty percent (50%) of the Executive's Base Salary (the "Annual Target Bonus"), and a maximum not exceeding seventy-five percent (75%) of the Executive's Base Salary.

The Executive shall also be eligible for an additional performance-based cash bonus measured the criteria set forth in Attachment 1 (or such other criteria as may be mutually agreed upon by the Executive and the Parent Board), with an award opportunity of twenty-five percent (25%) of the Executive's Base Salary.

To the extent the performance criteria are satisfied, such bonuses will be considered earned as of December 31 of the calendar year to which the bonus is attributable, and will be paid in a lump sum no later than March 15th of the calendar year that immediately follows the calendar year to which the bonus is attributable.

2.          Annual Equity Awards.  Section 3(c) of the Employment Agreement is amended in its entirety and replaced to read as follows:

Annual Equity Awards.  The Parent shall grant to the Executive, on an annual basis, an annual incentive stock option award with the shares subject to such option having a grant date fair value approximately equal to thirty-five percent (35%) of the Base Salary ("Stock Option Award"), and an annual grant of restricted stock units in an amount equal to $250,000 divided by the fair market value of the underlying stock as of the date of grant ("RSU Award"), subject to the terms and conditions set forth in the award agreements in substantially the form attached hereto as Exhibit A and
Exhibit B.  The Stock Option Award grant shall occur January of each fiscal year and shall contain a vesting schedule that is no less favorable than a vesting period of four (4) years, with twenty-five percent (25%) vesting upon the first anniversary of the date of grant and the remained vesting pro rata on a monthly basis over the next three years.  The RSU Award grant shall also occur January of each fiscal year and shall contain a vesting schedule of one (1) year.

3.          Vacation; Sick Leave.  Section 3(e) of the Employment Agreement is amended in its entirety and replaced to read as follows:

Vacation; Sick Leave.  The Executive shall be entitled to annual paid vacation in accordance with the Employer’s policy applicable to senior executives, but in no event less than six (6) weeks per calendar year (as prorated for partial years), which vacation may be taken at such times as the Executive elects with due regard to the needs of the Employer.  The Executive shall be entitled to annual paid sick leave in accordance with the Employer’s policy applicable to senior executives; provided, however, that the number of days of annual paid sick leave afforded to the Executive may not be reduced below the number in effect on the Effective Date without the Executive’s prior written consent.  At the end of each calendar year, all such unused and accrued paid sick leave shall be paid in cash.

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IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date.

EXECUTIVE:		CITY BANK, TEXAS:

Signature:	/s/ Cory Newsom	Signature:	/s/ Curtis Griffith

Print Name:	Cory Newsom	Its:	Chairman

Date:	12-15-2021	Date:	12-15-2021

SOUTH PLAINS FINANCIAL, INC.:

Signature:	/s/ Curtis Griffith

Its:	Chairman and CEO

Date:	12-15-2021

EXHIBIT A

AMENDMENT NO. 1
TO THE EMPLOYMENT AGREEMENT
OF CORY T. NEWSOM

Form of Incentive Stock Option Award

(Previously filed with the Securities and Exchange Commission)

A-1

EXHIBIT B

AMENDMENT NO. 1
TO THE EMPLOYMENT AGREEMENT
OF CORY NEWSOM

Form of Restricted Stock Unit Award

(Previously filed with the Securities and Exchange Commission)

B-1

ATTACHMENT 1

AMENDMENT NO. 1
TO THE EMPLOYMENT AGREEMENT
OF CORY NEWSOM

Attachment 1

(Schedule intentionally omitted as not required under Regulation S-K and Regulation S-X.  A copy will be provided to the Securities and Exchange Commission or its staff upon request.)

1